NEWS RELEASE	Media contact:
www.homestreet.com/newsroom	Michael Rubbinaccio, HomeStreet Inc.
michael.rubbinaccio@homestreet.com
206-389-4433

HomeStreet Bank Changes Charter from Savings Bank to
Commercial Bank

SEATTLE, Wash. - February 29, 2016 - HomeStreet, Inc. (NASDAQ:HMST), the holding company for HomeStreet Bank, today announced the completion of its previously announced charter conversion from a Washington state-chartered savings bank to a Washington state-chartered commercial bank. This change is effective February 28, 2016. As a result of the bank-charter conversion, HomeStreet, Inc. will become a bank holding company subject to regulatory oversight by the Federal Reserve Board.

“Our conversion to a commercial bank charter reflects the growth and diversification of our business,” said Mark Mason, HomeStreet’s Chairman and CEO. "The conversion to a commercial bank charter is an important step in our evolution from a traditional thrift institution focused primarily on residential-mortgage and construction lending to a full-service commercial and consumer bank.”

The conversion to a Washington state-chartered commercial bank will have no effect on the bank’s customers. Depositors will continue to be insured by the FDIC to the fullest extent permitted by law.

About HomeStreet, Inc.
Now in its 96th year HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, investment and insurance products and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States and Hawaii. The bank has consistently received an “outstanding” rating under the federal Community Reinvestment Act (CRA). Additional information on HomeStreet Bank can be found at www.homestreet.com.

Investor Relations contact:
Gerhard Erdelji, HomeStreet, Inc.
gerhard.erdelji@homestreet.com
206-515-4039

Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. In particular, statements relating to the success of HomeStreet Bank’s strategy of growing and diversifying its commercial and consumer banking business and any impact of the charter conversion on HomeStreet, Inc. and its shareholders, as well as statements that anticipate these events or their outcomes or success, are forward looking in nature. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond HomeStreet’s control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, our ability to achieve and sustain growth and diversification in our commercial and consumer banking business, and any anticipated benefit to HomeStreet and our shareholders relating to this charter conversion may be limited due to future risks and uncertainties including, but not limited to, changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may constrain our ability to do business, and the competitive environment. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives more generally is contained in our Annual Report for 2014 and in Form 10-Q for the period ended September 30, 2015. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.

###